UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2010

CAMCO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-25196	51-0110823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

814 Wheeling Avenue, Cambridge, Ohio		43725
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (740) 435-2020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Advantage Bank (the “Bank”), a wholly-owned subsidiary of Camco Financial Corporation (“Camco”), has entered into salary continuation agreements with each of James E. Huston, Chief Executive Officer, President and Chairman of the Board of Camco and the Bank, Troy D. Greenwalt, Senior Vice President in charge of commercial banking at the Bank, and John E. Kirksey, Senior Vice President, Chief Financial Officer and Treasurer of Camco and the Bank (collectively, Messrs. Huston, Greenwalt and Kirksey, the “Executives”). The agreements for Messrs. Huston and Greenwalt became effective as of September 1, 2010, and the agreement for Mr. Kirksey became effective as of May 1, 2011. Each of these agreements were memorialized in a written Salary Continuation Agreement between the Bank and the Executive dated April 5, 2012 (each an “SCA”).

The SCAs are unfunded arrangements maintained to provide supplemental retirement benefits for the Executives. Pursuant to the SCAs, the Bank will pay to such Executive upon a Separation from Service (as defined in the SCA) an annual benefit of $66,281 for Mr. Huston, $18,000 for Mr. Greenwalt and $16,200 for Mr. Kirksey, which payment shall be divided into 12 equal monthly payments for ten years following the Separation from Service. The Executives are eligible to receive such benefits if the Separation from Service occurs after a certain date, which for Messrs. Greenwalt and Kirksey is the date such Executive reaches the age of 65 and for Mr. Huston is September 30, 2013 (“Eligibility Date”). Before the Eligibility Date, if a Separation from Service occurs within 24 months following a change in control (as defined in the SCA), the Bank will pay the Executive the same monthly payment for each of ten years immediately following the Separation from Service. If death occurs prior to Separation from Service, regardless of age, a beneficiary will be paid the same monthly payment for ten years. If the time of death of the Executive occurs after the Separation from Service and during the time of distribution, the Bank shall continue to make the remaining payments to the beneficiary as if the Executive had survived. If prior to the Eligibility Date, the Executive experiences a disability (as defined in the SCA) or his employment is terminated for any reason other than death, a change in control or for cause, then he shall receive a lump sum payment of 100% of his Account Value (as defined in the SCA) within thirty days of the disability or termination of employment. As of April 30, 2012, the Account Value for Messrs. Huston, Greenwalt and Kirksey were $195,587; $6,498; and $19,119, respectively. Generally, the Account Values grow each month until the Eligibility Date for each individual, at which time the Account Value equals approximately the present value of all of the sum of all of the payments that would be due to the individual if upon a Separation from Service after the Eligibility Date. The Executives will not be entitled to any benefit in the event that their employment is terminated for cause (as defined in the SCA) or due to a removal or prohibition by any federal banking agency.

The foregoing summary is qualified by reference to the form of SCA, a copy of which is attached hereto as Exhibit 10.1.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits – The following exhibit is being filed with this Current Report on Form 8-K:

10.1	Form of Salary Continuation Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMCO FINANCIAL CORPORATION

By:	/s/ James E. Huston
James E. Huston
Chief Executive Officer

Date: May 16, 2012